Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ignite Restaurant Group, Inc. (the “Company”) of our report dated March 1, 2012 relating to the financial statements of the Company, which appears in the Company’s prospectus filed pursuant to Rule 424(b) in connection with the Company’s Registration Statement on Form S-1 (File No. 333-175878).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

June 5, 2012